Exhibit 99.1

NEWS RELEASE

Media Contact:
Jeremy D. King
Regions Bank
205-264-4551
Regions News Online: regions.doingmoretoday.com

Regions Financial Announces David Turner to Retire, Anil Chadha to Serve as Chief Financial Officer

After a remarkable career in finance and audit, Turner will step down in March.

BIRMINGHAM, Ala. – Jan. 12, 2026 – Regions Financial Corp. (NYSE:RF) on Monday announced Chief Financial Officer David Turner will retire March 31 following a nearly 40-year career in auditing and finance, including 20 years of service at the bank. Regions Bank veteran Anil Chadha, who currently serves on Turner’s Finance Department leadership team as Controller and head of Corporate Finance, will succeed Turner as Chief Financial Officer.

Turner was elevated to CFO at Regions in 2010 and is credited with helping successfully lead the company through what was a tumultuous time for the banking industry. His focus on effective capital allocation and his commitment to prudent risk management were key in strengthening the bank’s position and setting the stage for the peer-leading financial performance Regions is experiencing today.

“David has been a steady and trusted leader through some of the most pivotal moments in our company’s history,” said John Turner, Chairman, President and CEO of Regions Financial Corp. “His financial acumen, his integrity and his unwavering commitment to making sound, strategic decisions have left a lasting legacy. We are deeply grateful for his tremendous service and wish him all the best in this well-earned next chapter.”

During David Turner’s tenure, Regions has delivered sustained growth, achieving strong earnings and consistent value creation for shareholders. Net income reached more than $1.7 billion in 2024, supported by strategic execution and operational discipline. The company’s stock price has grown by approximately 320 percent since 2010, and based on third quarter 2025 results, Regions is on track to lead its peer group in return on average tangible common equity (ROATCE) for the fifth consecutive year.

Regions maintains a strong balance sheet, robust capital and liquidity positions and a strategic hedging program that has helped the company manage interest-rate risk while maintaining resilience through diverse market and economic conditions.

David Turner is also known for cultivating strong, engaged teams and mentoring the next generation of leaders. Chadha, his successor as CFO, is a good example, having worked closely with Turner since joining Regions in 2011.

“Regions is well positioned for continued success,” David Turner said. “I’m proud of the hard work and dedication of our teams over the years to achieve strong financial performance while keeping customers at the forefront. I’ve enjoyed being part of the journey, and it’s been an honor to serve this company and its incredible associates. I’m thrilled to pass the baton to Anil, a strong and capable leader whose deep expertise in finance and risk management – combined with his strategic vision and passion for innovation – will serve Regions well in the years ahead.”

As Chief Financial Officer, Chadha will oversee all finance operations, including financial systems, investor relations, corporate treasury, corporate tax, management planning and reporting, accounting and corporate development.

Most recently, Chadha has served as Controller and head of Corporate Finance and as a member of the company’s Executive Leadership Team. In that role, Chadha has managed financial reporting, accounting policy, accounting operations and all financial planning activities.

Previously, he was assistant treasurer, where he managed capital, funding and liquidity. Chadha also led the Shared Risk Services & Analytics team in Regions Risk Management, which included managing credit data reporting and analytics and overseeing the allowance for credit losses and commercial real estate appraisals and evaluations. Before joining Regions, Chadha worked in Finance and Treasury at Ally Financial, Wachovia/Wells Fargo and Capital One.

He earned a bachelor’s in Business Administration from the University of Alabama-Birmingham and a master’s in Business from the Babcock Graduate School of Management at Wake Forest University.

“I am humbled and grateful for the opportunity to succeed David in this position and build on the strong foundation he has established,” Chadha said. “It’s been a privilege to work with and learn from David, from both a professional and a personal standpoint. He brings exceptional insights and sound judgment to every discussion, while consistently delivering thoughtful, people-focused solutions.”

Chadha is active in the community, serving on the Finance Advisory Board of the University of Alabama at Birmingham Collat School of Business and the UAB Athletics Foundation Board. He is also on the executive committee of the board of REV Birmingham, a nonprofit focused on economic development and revitalization, and the Mike Slive Foundation board. Chadha is a former Birmingham Business Journal “Top 40 Under 40” honoree and part of the 2021 Birmingham cohort of the Young American Leaders Program at the Harvard Business School.

Turner and Chadha will continue working closely together through March, ensuring a smooth transition and seamless handoff.

“While we’ll certainly miss David’s leadership – not to mention his trademark sense of humor – I’m genuinely excited about working closely with Anil,” John Turner said. “He brings a deep understanding of Regions’ strategic vision and is fully aligned with our near-term goals and long-term priorities. At the same time, Anil offers a fresh perspective that will help us continue evolving and strengthening our business.

“We are carrying forward the momentum and clarity David brought to our team,” the CEO added. “Regions is well positioned as an industry leader, and we remain focused on executing our strategy and delivering strong value to our customers, our communities, our associates and our shareholders.”

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $160 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, and mortgage products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,250 banking offices and more than 1,850 ATMs. Regions Bank is an Equal Housing Lender and Member FDIC. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made, and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Factors that may cause actual results to differ from those described in forward-looking statements include those risks and other factors identified in Regions’ Annual Report on Form 10-K for the year ended December 31, 2024, and in Regions’ subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation and does not intend to update or revise any forward-looking statements that are made from time to time.

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